Exhibit 32.2

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350, as adopted), Nancy J. Baker, Chief Financial Officer of Cymer, Inc., a Nevada corporation (the “Registrant”), hereby certifies that, to the best of her knowledge:

1.     The Registrant’s quarterly report on Form 10-Q for the period ended June 30, 2007, to which this certification is attached as Exhibit 32.2 (the “Report”), fully complies with the requirements of Section 13(a) of the Exchange Act; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

In Witness Whereof, the undersigned has set her hand hereto as of the 7th day of August, 2007.

/s/Nancy J. Baker
Nancy J. Baker, Chief Financial Officer

This certification accompanies the quarterly report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Cymer, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the quarterly report on Form 10-Q to which it relates), irrespective of any general incorporation language contained in such filing.